EXECUTION COPY

$125,000,000

UNITED RENTALS (NORTH AMERICA), INC.

1 7/8% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE

OCTOBER 15, 2023

REGISTRATION RIGHTS AGREEMENT

October 31, 2003

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Dear Sirs:

United Rentals (North America), Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Goldman Sachs & Co. and Banc of America Securities LLC (collectively, the “Initial Purchasers”), for whom Goldman Sachs & Co. is the representative for purposes of this Agreement, upon the terms set forth in a purchase agreement dated as of October 28, 2003 (the “Purchase Agreement”), $125,000,000 principal amount of its 1  % Convertible Senior Subordinated Notes due October 15, 2023 (the “FirmNotes”) and, at the election of the Initial Purchasers, up to an aggregate of $18,750,000 additional aggregate principal amount of such notes (the “Optional Notes”, and together with the Firm Notes, the “Notes”) to be guaranteed (the “Guarantee”) by United Rentals, Inc., a Delaware corporation and parent of the Company (the “Guarantor”). The Notes and the Guarantee are together referred to as the “Initial Securities”. The Initial Securities will be convertible into shares of common stock, par value $0.01 per share, of the Guarantor (such shares as adjusted to give effect to any share dividend, bonus issue, split, subdivision merger, amalgamation or similar event with respect to common stock of the Guarantor previously issued upon the conversion of the Initial Securities are herein referred to as the “Common Stock”) at a conversion price of approximately $25.67 per share as described in the Offering Circular, dated as of October 28, 2003 and relating to the offering of the Initial Securities (the “Offering Circular”). The Initial Securities will be issued pursuant to an Indenture, dated as of October 31, 2003 (the “Indenture”), among the Company, the Guarantor and The Bank of New York, as trustee (the “Trustee”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor agree with the Initial Purchasers, for the benefit of (i) the Initial Purchasers and (ii) the holders of the Initial Securities and the Common Stock issuable or issued upon conversion of the

Initial Securities (collectively, the “Securities”) from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the foregoing a “Holder,” and collectively, the “Holders”), as follows:

1. Shelf Registration. (a) The Company and the Guarantor shall prepare and, not later than 90 days following the date of original issuance of the Initial Securities (the “Issue Date”) file with the Securities and Exchange Commission (the “Commission”) and thereafter use their best efforts to cause to be declared effective not later than 180 days after the Issue Date a registration statement on Form S-3 (the “Shelf RegistrationStatement”) relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchasers) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company and the Guarantor shall use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) (such period being the “Shelf Registration Period”). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company and the Guarantor shall use their best efforts to ensure that the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of any Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; and (ii) include, subject to Section 2(1) below, the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders to the extent such Holders have furnished the Company with any information required to be disclosed in the Shelf Registration Statement.

(b) After the Shelf Registration Statement has been declared effective, the Company shall give written notice to the Initial Purchasers and the Holders of the Securities of the occurrence of any of the following that occurs after the Shelf Registration Statement has been declared effective (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective, provided that this clause (i) shall not apply with respect to regular filings of any document or report under the Exchange Act, at any time following the effectiveness of the applicable Registration Statement hereunder, where such filing is made as part of the Company’s periodic disclosure obligations under Sections 13 and 15 of the Exchange Act;

(ii) of any request by the Commission or any state securities authority for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company and the Guarantor or their legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires the Company and the Guarantor to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

(vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate.

(c) The Company and the Guarantor shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company and the Guarantor shall use their reasonable best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company and the Guarantor shall not be required to (i) qualify generally to do business in any jurisdiction where they are not then so qualified or (ii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not then so subject.

(g) The Company and the Guarantor shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company and the Guarantor are required to maintain an effective Shelf Registration Statement, the Company and the Guarantor shall use their best efforts to prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantor hereby agree to notify the Initial Purchasers and the Holders of the Securities in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchasers and the Holders of the Securities shall suspend use of such Prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2(h).

(i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Securities registered under the Shelf Registration Statement, and provide the applicable trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

(j) The Company and the Guarantor will use their best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k) The Company and the Guarantor shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company and the Guarantor shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l) Each Holder agrees, by acquisition of the Securities, that it shall not be entitled to be named as a selling securityholder in the Shelf Registration Statement or use the Prospectus for offers and resales of registrable securities at any time, unless such Holder has returned to the Company a completed and signed notice and questionnaire substantially in the form attached as Annex A to the Offering Circular (the “Notice and Questionnaire”) on or prior to the 80th day following the Issue Date. If a Holder of registrable securities returns a Notice and Questionnaire after the deadline specified in the previous sentence, the Company and the Guarantor shall use their best efforts to take such actions as are required to name such beneficial owner as a selling securityholder in the Shelf Registration Statement and to include (to the extent not theretofore included) in the Shelf Registration Statement the registrable securities identified in such late Notice and Questionnaire. The Company and the Guarantor will take such action on or prior to the later of (i) the 10th business day following receipt of the applicable Notice and Questionnaire or (ii) the next Update Date (as defined below). For purposes of this Agreement, “Update Date” shall mean the last business day of each of February, April, June, August, October and December of each year during the Shelf Registration Period, provided that the first Update Date shall not be earlier than the 45th day following the effective date of the Shelf Registration Statement. Notwithstanding anything to the contrary herein, the Company and the Guarantor shall use their best efforts to take such actions as are required to name a Holder of registrable securities as a selling securityholder in the Shelf Registration Statement and to include (to the extent not theretofore included) in the Shelf Registration Statement the registrable securities identified in any Notice and Questionnaire returned to the Company on or prior to the 15th day prior to the effective date of the Shelf Registration Statement.

(m) Subject to Section 7(c), the Company and the Guarantor shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the aggregate principal amount of Securities covered by the Shelf Registration Statement (the “Majority Holders”) shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

(n) The Company and the Guarantor shall for a reasonable period prior to the filing of the Shelf Registration Statement and prior to the execution of any underwriting or similar agreement make available for inspection by counsel selected by the Majority Holders (“Holders’ Counsel”) and any underwriters participating in an underwritten offering pursuant to the Shelf Registration Statement and not more than one accounting firm retained by the Majority Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such persons, in connection with the Shelf Registration Statement; provided that any such records, documents, properties and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such persons and shall be used only in connection with the Shelf Registration Statement, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and the Company and the Guarantor shall be entitled to request that such persons sign a confidentiality agreement to the foregoing effect.

(o) Subject to Section 7(c), each of the Company and the Guarantor, if requested by counsel to the Majority Holders of the Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement in form, substance and scope customarily covered in opinions delivered in connection with shelf registrations; provided, however, that in the case of an underwritten offering such opinions shall also be addressed to the underwriters and also cover the matters customarily covered in opinions delivered by issuers in connection with primary underwritten offerings of debt securities comparable to the Securities (such additional opinions to be agreed upon by the underwriters and the Company and the Guarantor, such agreement not to be unreasonably withheld); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with shelf registrations; provided, however, that in the case of an underwritten offering such letters shall also be addressed to the underwriters and cover the matters customarily covered in “comfort letters” delivered by issuers in connection with primary underwritten offerings of debt securities comparable to the Securities (such letters to be agreed upon by the underwriters and such accountants, such agreement not to be unreasonably withheld); subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(p) The Company and the Guarantor will use their best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Shelf Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Majority Holders, or by the managing underwriters, if any.

(q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantor will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(r) The Company and the Guarantor shall use their best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement contemplated hereby.

3. Registration Expenses. Subject to Section 7(c), all expenses incident to the Company’s and the Guarantor’s performance of and compliance with this Agreement will be borne by the Company and the Guarantor, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

(iv) all rating agency fees;

(v) all fees and disbursements of counsel for the Company and the Guarantor;

(vi) all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof;

(vii) all fees and disbursements of independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performance);

(viii) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws;

(ix) all premiums and other costs of policies of insurance maintained by the Company and the Guarantor against liabilities arising out of the public offering of the Transfer Restricted Securities (as defined below) being registered;

(x) all fees and expenses of a “qualified independent underwriter” as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of Transfer Restricted Securities in an underwritten offering; and

(xi) the reasonable fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian. Notwithstanding the foregoing, the holders of Transfer Restricted Securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly) (excluding advisors or other experts retained by the Company and the Guarantor, as aforesaid); provided, however, that the Majority Holders may, in each case, if they so elect, select Holders’ Counsel to represent them (which may be counsel to the Initial Purchasers), in which event the aforementioned registration expenses shall include the reasonable fees and disbursements of such counsel up to a maximum of $80,000.

The Company and the Guarantor will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company and the Guarantor.

4. Indemnification. (a) The Company and the Guarantor agree to, jointly and severally, indemnify and hold harmless each Holder of the Securities and each underwriter who participates in an offering of Transfer Restricted Securities and each person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act (each Holder, underwriter and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company and the Guarantor shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder or underwriter and furnished to the Company and the Guarantor by or on behalf of such Holder or underwriter specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement shall not inure to the benefit of any Holder or underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such or underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final Prospectus if the Company and the Guarantor had previously furnished copies thereof to such Holder or underwriter; provided further, however, that this indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have to such Indemnified Party.

(b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and the Guarantor, each underwriter who participates in an offering of Transfer Restricted Securities and the other selling Holders and each of their respective officers and directors including each officer of the Company and the Guarantor who signed the Shelf Registration Statement and each person, if any, who controls the Company and the Guarantor within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company and the Guarantor or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company and the Guarantor by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company and the Guarantor or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company and the Guarantor or any of their controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or such Holder, underwriter or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company and the Guarantor within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company and the Guarantor.

(e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. Additional Interest Under Certain Circumstances. (a) Additional interest (the “AdditionalInterest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

(i) the Shelf Registration Statement has not been filed with the Commission by the 90th day after the Issue Date;

(ii) the Shelf Registration Statement has not been declared effective by the Commission by the 180th day after the Issue Date; or

(iii) the Shelf Registration Statement required by this Agreement has been declared effective by the Commission but, thereafter during the period during which the Company and the Guarantor are required to maintain the effectiveness thereof, (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities, for a period of 60 days, whether or not consecutive, because either (1) any event occurs as a result of which the related prospectus forming part of the Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend the Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company and the Guarantor or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Initial Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the Initial Securities (the “Additional Interest Rate”) for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 1.0% per annum. With respect to each Holder, the obligation of the Company and the Guarantor to pay Additional Interest shall remain in effect only so long as the Initial Securities held by such Holder are Transfer Restricted Securities (as defined below).

(b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a period of 60 days, whether or not consecutive, during the Shelf Registration Period, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Initial Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) Following the cure of all Registration Defaults the accrual of additional interest on the Initial Securities will cease and the interest rate will revert to the original rate; provided, however, that if, after any such additional interest ceases to accrue, a different event specified in clause (i), (ii) or (iii) of the definition of Registration Default above occurs, such additional interest shall begin to accrue again pursuant to the foregoing provisions.

The Company shall notify the Trustee within five business days after the occurrence of each Registration Default.

The Company shall pay the additional interest due on the Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual interest payment date for the Securities, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest amount due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture.

Additional interest pursuant to this Section 5 constitutes liquidated damages with respect to Registration Defaults and shall be the exclusive monetary remedy available to the Holders and/or the Initial Purchasers with respect to any Registration Default.

(e) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act, (iii) the date on which such Security shall have been otherwise transferred by the Holder thereof and a new Security not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent disposition of such Security shall not require registration or qualification under the 1933 Act or any similar state law then in force, or (iv) such Security ceases to be outstanding.

6. Rules 144 and 144A. The Company and the Guarantor shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company or the Guarantor is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company and the Guarantor covenants that they will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company or the Guarantor to register any of its securities pursuant to the Exchange Act.

7. Underwritten Registrations. (a) If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Majority Holders of such Transfer Restricted Securities to be included in such offering (provided that Holders of Common Stock issued upon conversion of the Initial Securities shall not be deemed

Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted).

(b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(c) Notwithstanding anything to the contrary contained herein, (i) the Company and the Guarantor shall not be required to cooperate with an underwritten offering unless a request for an underwritten offering is made by holders of 33-1/3% of Transfer Restricted Securities outstanding, (ii) the Company and the Guarantor shall not be obligated to cooperate with more than one underwritten offering pursuant to this Agreement, (iii) upon receipt of a request to prepare and file an amendment or supplement to a Registration Statement and Prospectus in connection with an underwritten offering, the Company and the Guarantor may delay the filing of any such amendment or supplement for up to 120 days if the Company and the Guarantor in good faith has a valid business reason for such delay provided that nothing in this clause (iii) limits the Company’s obligations under Section 1, and (iv) the Company and the Guarantor shall not be required to pay more than an aggregate of $200,000 of registration-related expenses, in addition to internal expenses of the Company and the Guarantor (including, without limitation, salaries of officers and employees performing legal and accounting duties) in connection with any such underwritten offering.

8. Miscellaneous.

(a) Remedies. The Company and the Guarantor acknowledges and agree that any failure by the Company or the Guarantor to comply with their obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s or Guarantor’s obligations under Section 1 hereof. The Company and the Guarantor further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company or the Guarantor will not on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or Guarantor’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or consents (provided that Holders of Common Stock issued upon conversion of Initial Securities shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted).

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2) if to the Initial Purchasers;

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: Registration Department

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attention: Kris F. Heinzelman

(3) if to the Company or the Guarantor:

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, CT 06830

Attention: Chief Financial Officer

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Malcolm Landau

Ehrenreich Eilenberg & Krause, LLP

11 E. 44th St., 17th Floor

New York, NY 10017

Attention: Joseph Ehrenreich

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company or the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f) Successors and Assigns. This Agreement shall be binding upon the Company, the Guarantor and their successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company or the Guarantor. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company, the Guarantor or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company and the Guarantor in accordance with its terms.

Very truly yours, UNITED RENTALS (NORTH AMERICA), INC.

by

Name: Title:	John N. Milne President

UNITED RENTALS, INC.,

by:

Name: Title	Wayland R. Hicks Chief Operating Officer

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

GOLDMAN, SACHS & CO.,

Goldman Sachs & Co.

On behalf of each of the Initial Purchasers

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